UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
August 18, 2022
NantHealth, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37792	27-3019889
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 RDU Drive, Suite 200
Morrisville, North Carolina 27560
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (855) 949-6268

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NH	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §(§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §(§240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, NantHealth, Inc. (the “Company”) received a letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) on February 18, 2022, stating that the Company was not in compliance with Nasdaq Listing Rule 5450(a)(1) (the “Minimum Bid Price Rule”) because the Company’s common stock failed to maintain a minimum closing bid price of $1.00 for 30 consecutive trading days. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company was afforded an initial period of 180 calendar days, or until August 17, 2022, to regain compliance with the Minimum Bid Price Rule.

On August 18, 2022, the Company received written notice (the “Notice”) from Nasdaq stating that the Company has not complied with the Minimum Bid Price Rule. The Notice indicated that the Company’s common stock would be suspended from trading on Nasdaq unless the Company requests a hearing before a hearings panel by August 25, 2022. The Company intends to timely request a hearing, which will stay any trading suspension of the Company’s common stock until completion of the Nasdaq hearing process and expiration of any additional extension period granted by the panel following the hearing.

The Company expects the hearing to be held within 45 days of the Company’s request for the hearing, pursuant to the Nasdaq Listing Rules. At or prior to the hearing, the Company intends to present its plans to Nasdaq to regain compliance with the Minimum Bid Price Rule and request an extension of time to allow the board and management of the Company to effect a reverse stock split (the "Reverse Split") at a time that is in the best interests of the Company and its stockholders.

There continues to be no immediate effect on the listing of the Company’s common stock, which continues to trade on The Nasdaq Global Select Market under the symbol “NH.” The Company is working diligently to satisfy, and intends to regain compliance with, the Minimum Bid Price Rule. However, there can be no assurance that the Company will be able to regain compliance with the Minimum Bid Price Rule prior to the hearing date or at all or that Nasdaq will grant the Company an extension of time to achieve compliance with the Minimum Bid Price Rule. The Company intends to continue to monitor its closing bid price for its common stock and will continue considering all available options to comply with the Minimum Bid Price Rule as may be necessary.

Forward-Looking Statements:

In addition to historical information, this Current Report on Form 8-K contains or may imply forward-looking statements within the meaning of the federal securities laws, such as any implication that the Company’s shares will continue trading on the Nasdaq Global Select Market. Such forward-looking statements include projections regarding the Company’s beliefs and expectations about future performance and, in some cases, may be identified by words like "anticipate," "assume," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "future," "will," "seek" and similar terms or phrases. These statements are based on the Company’s beliefs and assumptions, which in turn are based on information available as of the date of this Current Report on Form 8-K. Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement and could harm the Company’s business, prospects, results of operations, liquidity and financial condition and cause its stock price to decline significantly. Many of these factors are beyond the Company’s ability to control or predict. Important factors that could cause the Company’s actual results to differ materially from those indicated in the forward-looking statements include, among others: the ability to meet the bid price requirement as a result of the proposed Reverse Split or otherwise in the future, the ability to meet Nasdaq compliance standards, or that Nasdaq will grant the Company any relief from delisting as necessary or whether the Company can agree to or ultimately meet applicable Nasdaq requirements for any such relief, and the events and risks referenced in the sections titled "Risk Factors" in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and subsequent Quarterly Reports on Form 10-Q and in other documents filed or furnished with the Securities and Exchange Commission. As a result of these factors, actual results may differ materially from those indicated or implied by forward-looking statements. Our forward-looking statements do not reflect the potential impact of any acquisitions, mergers, dispositions, business development transactions, joint ventures or investments we may enter into or make in the future. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements are made only as of the date hereof and the Company undertakes no obligation to update or revise publicly any forward-looking statements, except as required by law. New factors emerge from time to time, and it is not possible for us to predict all such factors.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NantHealth, Inc.

Date:	August 19, 2022	By:	/s/ Bob Petrou
Bob Petrou
Chief Financial Officer